Exhibit 99.1

Kerr-McGee Reports Record Production With
2004 Third-Quarter Earnings

Oklahoma City, Oct. 27, 2004 - Kerr-McGee Corp. (NYSE: KMG) reports record production for the third quarter of 2004 averaging 341,600 barrels of oil equivalent per day, a 33% increase from the 2003 third quarter. Higher volumes were primarily due to the early start of oil production in Bohai Bay, China; gas production from the company’s new deepwater Gulf of Mexico hub, Red Hawk; and a full quarter of production from the Westport Resources acquisition. Kerr-McGee’s daily oil production averaged 166,400 barrels in the 2004 third quarter, up 18% from 141,000 barrels per day in the 2003 period. Natural gas sales averaged a record 1.051 billion cubic feet per day for the 2004 third quarter, up 50% from the 2003 third quarter.
Kerr-McGee’s net income for the 2004 third quarter was $7.4 million ($.05 per diluted common share), compared with the 2003 third-quarter net income of $28.8 million ($.29 per share). The company’s third-quarter adjusted after-tax net income from continuing operations was $177.4 million ($1.17 per share), compared with $76.7 million ($.76 per share) for the 2003 third quarter. Adjusted after-tax net income from continuing operations is determined by excluding from net income results from discontinued operations and the effect of special items. Special items after taxes were higher in the 2004 third quarter, primarily due to a $79.6 million write-down related to the Savannah titanium dioxide pigment plant, higher environmental charges of $19.7 million, and higher nonhedge commodity and other derivative losses of $24.1 million.

(Millions of dollars, except per share amounts)			Nine
			Months Ended
	Third Quarter		September 30,
	2004	2003	2004	2003

Net income	$7.4	$28.8	$270.2	$168.3
Loss from Discontinued Operations	-	.3	-	.1
Change in Accounting Principle (FAS 143)	-	-	-	34.7
Income from Continuing Operations	$7.4	$29.1	$270.2	$203.1
Add Special Items (1)	170.0	47.6	186.4	113.9
Adjusted After-Tax Income	$177.4	$76.7	$456.6	$317.0

Diluted Earnings Per Share
Net Income	$.05	$.29	$2.21	$1.67
Change in Accounting Principle	-	-	-	.31
Continuing Operations	$.05	$.29	$2.21	$1.98
Adjusted After-Tax Income	$1.17	$.76	$3.65	$3.01

(1)	Items included in “Special Items” are listed on page 8 as “Other Information, Net of Income Taxes.”
Adjusted after-tax income excludes items that management deems to not be reflective of the company’s core operations. This measure is a non-GAAP financial measure. Management believes that this measure provides valuable insight into the company’s core earnings from operations and enables investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define special items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.

“The early start of production at Bohai Bay and production coming on line at Red Hawk further enhanced the Westport transaction, resulting in an all-time record daily production in the third quarter, despite the impact of storms in the gulf,” said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. “We expect to achieve additional production increases in the fourth quarter, and estimate growth of approximately 15% in average daily production in 2005 versus 2004. With additional cash from increased volumes, we are continuing to reduce debt, while maintaining active exploratory drilling and capital programs.”

Operating Profit
Operating profit for the third quarter of 2004 was $214.2 million, compared with $225.9 million in the third quarter of 2003.
Exploration and production operating income for the 2004 period was $326 million compared with $222 million for the prior-year quarter. Higher oil and gas volumes and higher average realized sales prices partially affected by higher operating costs and higher exploration expenses resulted in the 47% increase in operating profit. The higher volume and higher operating expense primarily are due to the additional operations resulting from the June 25, 2004, Westport acquisition and the start up of production in China and the Red Hawk field in the Gulf of Mexico in the third quarter.
Operating loss for the chemical operations was $111.8 million in the 2004 third quarter, compared with a profit of $3.9 million for the 2003 quarter. The 2004 third-quarter chemical loss was due primarily to the $122.5 million pretax write-down related to the Savannah plant.

Debt to Total Capitalization
Debt was reduced by approximately $440 million during the third quarter, and debt to total capitalization was 44% at Sept. 30, 2004, compared with 58% at Dec. 31, 2003.

Oil and Gas Prices
Including the effect of the company’s hedging program, the per-barrel sales price for oil from continuing operations averaged $29.24 for the 2004 third quarter, compared with $25.76 for the 2003 period.
The average natural gas sales price, including the effects of the company’s hedging program, was $5.14 per thousand cubic feet, a 22% increase over the 2003 third quarter.

Revenues and Capital Expenditures
Revenues of $1.4 billion in the 2004 third quarter were up 36% from the 2003 period.

Capital expenditures were $453.1 million, compared with $266 million for the 2003 third quarter.

Kerr-McGee will hold a conference call today at 11 a.m. EDT to discuss its third-quarter results and expectations for the future. Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States or 617-801-6888 outside the United States. The code for the replay will be #37639132. The webcast replay will be archived for 30 days on the company’s website.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion. For more information, visit the company’s website at www.kerr-mcgee.com.

# # #

Statements in this news release regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “expects,” “estimate,” or similar words. In addition, any statements regarding possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates, cash flows and changes in any of the foregoing are forward-looking statements. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, the market value of Kerr-McGee's products, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets (including changes in currency exchange rates), political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors section of the company's Annual Report on Form 10-K and other U.S. Securities and Exchange Commission filings. Actual results and developments may differ materially from those expressed or implied in this news release.

Investor Contact:	Rick Buterbaugh
405-270-3561

Media Contact:	Deborah Schramm	John Christiansen
	Direct: 405-270-2877	Direct: 405-270-3995
	Pager: 1-888-734-8294	Cell: 405-406-6574
	dschramm@kmg.com	jchristiansen@kmg.com

04-58

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Millions of dollars, except per-share amounts)	2004	2003 (a)	2004	2003 (a)
Consolidated Statement of Income
Revenues	$1,366.2	$1,006.1	$3,579.6	$3,158.3
Costs and Expenses -
Costs and operating expenses	530.9	409.9	1,366.5	1,233.4
General and administrative expenses	84.6	98.3	248.3	248.3
Shipping and handling expenses	43.4	34.4	119.5	101.4
Accretion expense	8.2	6.3	21.6	18.8
Depreciation and depletion	362.8	180.6	744.1	563.2
Asset Impairments	7.4	6.8	21.7	11.9
Loss (gain) associated with assets held for sale	(0.1)	(11.2)	7.2	(16.9)
Exploration, including dry holes and amortization of
undeveloped leases	98.9	79.8	215.0	286.9
Taxes, other than income taxes	44.8	23.5	101.8	69.9
Provision for environmental remediation and restoration,
net of reimbursements	74.3	47.2	80.9	66.4
Interest and debt expense	67.9	62.8	180.6	191.2
Total Costs and Expenses	1,323.1	938.4	3,107.2	2,774.5
	43.1	67.7	472.4	383.8
Other Expense	(20.4)	(17.5)	(27.7)	(42.7)
Income before Income Taxes	22.7	50.2	444.7	341.1
Provision for Income Taxes	(15.3)	(21.1)	(174.5)	(138.0)
Income from Continuing Operations	7.4	29.1	270.2	203.1
Discontinued Operations, net of taxes	-	(0.3)	-	(0.1)
Cumulative Effect of Change in Accounting Principle, net of taxes	-	-	-	(34.7)
Net Income	$7.4	$28.8	$270.2	$168.3

Income (Loss) per Common Share -
Basic -
Continuing operations	$0.05	$0.29	$2.29	$2.02
Accounting change	-	-	-	(0.34)
Net income	$0.05	$0.29	$2.29	$1.68
Diluted -
Continuing operations	$0.05	$0.29	$2.21	$1.98
Accounting change	-	-	-	(0.31)
Net income	$0.05	$0.29	$2.21	$1.67

Thousands of Common Shares Outstanding -
End of period			151,442	100,848
Average	150,089	100,121	118,117	100,121
Average - including dilution	151,760	100,895	129,323	110,675

(a) Certain prior year amounts have been reclassified to conform with the current year's presentation.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Millions of dollars)	2004	2003 (a)	2004	2003 (a)
Segment Information
Revenues
Exploration and production	$1,022.6	$693.8	$2,621.5	$2,210.5
Chemicals - Pigment	314.2	266.8	869.4	803.9
Chemicals - Other	29.3	45.4	88.5	143.7
	1,366.1	1,006.0	3,579.4	3,158.1
All other	0.1	0.1	0.2	0.2
Total	$1,366.2	$1,006.1	$3,579.6	$3,158.3

Operating Profit
Exploration and production -
Domestic (includes $42.3 loss and $36.9 loss ($27.5 and $24.0 after tax)
in the 2004 third quarter and first nine months, respectively, and $1.5 gain and $8.2 loss ($1.0 gain and $5.3 loss after tax) in the 2003 third
quarter and first nine months, respectively, for non-hedge derivatives)	$342.2	222.7	$911.7	$751.4
North Sea	64.1	81.0	233.2	292.0
China	21.0	(4.7)	18.0	10.1
Other international	(2.5)	(1.6)	(7.5)	(4.6)
Asset Impairments	-	(6.8)	(14.3)	(11.9)
Gain (loss) associated with assets held for sale	0.1	11.2	(7.2)	16.9
Total Production Operations	424.9	301.8	1,133.9	1,053.9
Exploration expense	(98.9)	(79.8)	(215.0)	(286.9)
	326.0	222.0	918.9	767.0
Chemicals -
Pigment	(110.1)	7.6	(89.4)	0.8
Other	(1.7)	(3.7)	(9.8)	(22.1)
	(111.8)	3.9	(99.2)	(21.3)
Total	214.2	225.9	819.7	745.7
Net Interest Expense	(66.5)	(61.2)	(177.1)	(187.1)
Loss from Equity Affiliates	(8.6)	(10.9)	(23.3)	(23.7)
Derivatives and Devon Stock Revaluation (b)	1.1	(5.5)	4.3	(6.8)
Foreign Currency Losses	(4.1)	0.6	(8.5)	(12.5)
Other Expense	(113.4)	(98.7)	(170.4)	(174.5)
Provision for Income Taxes	(15.3)	(21.1)	(174.5)	(138.0)
Income from Continuing Operations	7.4	29.1	270.2	203.1
Discontinued Operations, net of taxes	-	(0.3)	-	(0.1)
Cumulative Effect of Change in Accounting Principle, net of taxes	-	-	-	(34.7)
Net Income	$7.4	$28.8	$270.2	$168.3

Net Operating Profit
Exploration and production	$207.0	$139.1	$580.5	$476.2
Chemicals - Pigment	(71.5)	5.1	(58.1)	2.2
Chemicals - Other	(1.1)	(2.4)	(6.4)	(14.4)
Total	134.4	141.8	516.0	464.0
Net Interest Expense	(42.4)	(40.6)	(113.9)	(120.9)
Loss from Equity Affiliates	(5.5)	(7.1)	(15.1)	(15.4)
Derivatives and Devon Stock Revaluation (b)	0.7	(3.6)	2.8	(4.4)
Foreign Currency Losses	(2.7)	0.8	(5.6)	(12.2)
Other Expense	(77.1)	(62.2)	(114.0)	(108.0)
Discontinued Operations, net of taxes	-	(0.3)	-	(0.1)
Cumulative Effect of Change in Accounting Principle, net of taxes	-	-	-	(34.7)
Net Income	$7.4	$28.8	$270.2	$168.3

(a) Certain prior year amounts have been reclassified to conform with the current year's presentation.
(b) Includes non-hedge derivatives that are not part of operating profit.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Millions of dollars)	2004	2003 (a)	2004	2003 (a)
Selected Exploration and Production Information
Revenue, excluding marketing revenue	$924.3	$612.5	$2,354.2	$1,995.3
Production Costs -
Lease operating expense	128.0	76.2	298.9	248.5
Production taxes	34.1	15.3	67.4	38.0
Total	162.1	91.5	366.3	286.5
Depreciation and Depletion	246.2	150.7	568.2	457.4
Accretion Expense	8.2	6.3	21.6	18.8
Asset Impairments	-	6.8	14.3	11.9
Loss (Gain) Associated with Assets Held for Sale	(0.1)	(11.2)	7.2	(16.9)
General and Administrative Expense	32.8	29.1	99.0	71.8
Transportation Expense	28.6	22.6	80.2	67.8
Gas Gathering, Pipeline and Other Expenses	21.5	15.9	64.3	49.9
Exploration Expense	98.9	79.8	215.0	286.9
Total Costs and Expenses	598.2	391.5	1,436.1	1,234.1
Net, excluding marketing activities	326.1	221.0	918.1	761.2
Marketing - gas sales revenue	98.3	81.3	267.3	215.2
Marketing - gas purchase cost (including transportation)	(98.4)	(80.3)	(266.5)	(209.4)
Operating Profit	$326.0	$222.0	$918.9	$767.0

Other Information, Net of Income Taxes
Nonhedge Commodity and Other Derivatives and Devon Stock Revaluation	$(26.7)	$(2.6)	$(20.6)	$(9.7)
Foreign Currency Losses	(2.7)	0.8	(5.6)	(12.2)
Asset Impairments	-	(4.4)	(9.3)	(7.6)
Gain (Loss) Associated with Assets Held for Sale	0.1	7.5	(4.9)	10.6
Litigation Reserve	(3.1)	(1.4)	(3.1)	(5.6)
Mobile Plant Shutdown	(0.4)	(2.8)	(1.5)	(26.4)
Forest Products Shutdown	-	-	-	(5.8)
Savannah Plant Write-down	(79.6)	-	(79.6)	-
Environmental Expenses, Net of Reimbursements	(50.4)	(30.7)	(55.3)	(42.2)
Gain (Loss) on Sale of Devon Stock	(4.5)	-	1.3	-
Curtailment of Pension and Postretirement Plans Related to a
Voluntary Workforce Reduction	-	(10.9)	-	(10.9)
Other Items	(2.7)	(3.1)	(7.8)	(4.1)
Total	$(170.0)	$(47.6)	$(186.4)	$(113.9)

Selected Balance Sheet Information
Cash			$128.2	$194.9
Current Assets			1,807.4	1,665.5
Total Assets			14,472.5	9,915.7
Current Liabilities			2,464.3	2,026.7
Total Debt			3,917.3	3,720.5
Stockholders' Equity			4,913.1	2,658.6

Selected Cash Flow Information
Cash Provided by Operating Activities	$619.8	$427.2	$1,327.2	$1,192.1
Depreciation, Depletion and Amortization
(including asset impairments and gain/loss on assets held for sale)	384.3	192.8	813.4	618.3
Dividends Paid	45.6	45.3	136.6	135.9
Capital Expenditures (including dry hole expense) -
Exploration and production	$429.5	$235.9	$839.2	$837.8
Chemicals - Pigment	17.7	23.1	56.2	59.6
Chemicals - Other	1.6	2.0	6.8	4.5
	448.8	261.0	902.2	901.9
All other	4.3	5.0	9.9	10.2
Total Capital Expenditures (including dry hole expense)	$453.1	$266.0	$912.1	$912.1

(a) Certain prior year amounts have been reclassified to conform with the current year's presentation.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Crude oil & condensate production (thousands of bbls/day)
Domestic -
Offshore	62.2	55.4	58.9	57.6
Onshore	37.2	18.4	25.3	20.0
North Sea	55.8	67.2	62.1	73.1
China	11.2	-	3.8	2.9
Total Continuing Operations	166.4	141.0	150.1	153.6
Discontinued Operations	-	-	-	0.8
Total	166.4	141.0	150.1	154.4

Average price of crude oil sold (per bbl) (a)
Domestic -
Offshore	$29.86	$26.00	$28.93	$25.93
Onshore	29.73	25.34	27.68	26.31
North Sea	26.96	25.68	26.60	26.04
China	36.38	-	36.38	29.24
Average for Continuing Operations	29.24	25.76	27.92	26.09
Discontinued Operations	$-	$-	$-	$24.47

Natural gas sold (MMCF/day)
Domestic -
Offshore	394	265	345	275
Onshore	605	343	421	353
North Sea	52	91	86	92
Total	1,051	699	852	720

Average price of natural gas sold (per MCF) (a)
Domestic -
Offshore	$5.45	$4.59	$5.43	$4.98
Onshore	5.13	4.26	5.04	4.36
North Sea	2.97	2.81	3.83	2.89
Average	$5.14	$4.20	$5.08	$4.41

Titanium dioxide pigment production
(thousands of tonnes)	137	130	417	391

(a) The effect of the company's oil and gas commodity hedging program is included in the average sales prices shown above.